                                                                    Exhibit 3.1

                                                         FEDERAL IDENTIFICATION
                                                         NO. 04 2726691

________
Examiner              THE COMMONWEALTH OF MASSACHUSETTS

                            WILLIAM FRANCIS GALVIN
                        Secretary of the Commonwealth
            One Ashburton Place, Boston, Massachusetts 02108-1512



                            ARTICLES OF AMENDMENT
 N/A              (GENERAL LAWS, CHAPTER 156B, SECTION 72)
________
Name
Approved

        We,            Mitchel Sayare                           , *President
           ----------------------------------------------------
        and            Kathleen A. Carroll                     *Assistant Clerk,
           ----------------------------------------------------
        of             ImmunoGen, Inc.
           --------------------------------------------------------------------,
                               (Exact name of corporation)

        located at     333 Providence Highway, Norwood, MA 02062
                  -------------------------------------------------------------,
                      (Street address of corporation in Massachusetts)

        certify that these Articles of Amendment affecting articles numbered:

                                           3
        ------------------------------------------------------------------------
              (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

        of the Articles of Organization were duly adopted at at meeting held on August 11, 1997, by vote of:

        17,076,885 shares of   Common Stock    of 21,429,145 shares outstanding
        ----------          ------------------    ----------
                      (type, class & series, if any)

                   shares of                   of        shares outstanding, and
        ----------          -------------------  --------
                      (type, class & series, if any)

                   shares of                   of        shares outstanding, and
        ----------          -------------------  --------
                      (type, class & series, if any)
C    [ ]
P    [ ]
M    [ ]
R.A. [ ]
        1** being at least a majority of each type, class or series outstanding and entitled to vote thereon:/or 2**

        * Delete the inapplicable words      ** Delete the inapplicable clause.
        1/ For amendments adopted pursuant to Chapter156B, Section 70.
        2/ For amendments adopted pursuant to Chapter156B, Section 71.
        Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch.
  4     Additions to more than one article may be made on a single sheet so long
_______ as each article requiring each addition is clearly indicated.
C.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized do issue, fill in the following:

The total presently authorized is:

--------------------------------------------------------------------------------
  WITHOUT PAR VALUE STOCKS      |              WITH PAR VALUE STOCKS
--------------------------------|-----------------------------------------------
  TYPE    | NUMBER OF SHARES    | TYPE      | NUMBER OF SHARES |  PAR VALUE
----------|---------------------|-----------|------------------|----------------
Common:   |                     | Common:   |   30,000,000     |    $.01
----------|---------------------|-----------|------------------|----------------
          |                     |           |                  |
----------|---------------------|-----------|------------------|----------------
Preferred:|                     | Preferred:|  * 5,000,000     |    $.01
----------|---------------------|-----------|------------------|----------------
          |                     |           |                  |
--------------------------------------------------------------------------------



Change the total authorized to:

--------------------------------------------------------------------------------
  WITHOUT PAR VALUE STOCKS      |              WITH PAR VALUE STOCKS
--------------------------------|-----------------------------------------------
  TYPE    | NUMBER OF SHARES    | TYPE      | NUMBER OF SHARES |  PAR VALUE
----------|---------------------|-----------|------------------|----------------
Common:   |                     | Common:   |   50,000,000     |    $.01
----------|---------------------|-----------|------------------|----------------
          |                     |           |                  |
----------|---------------------|-----------|------------------|----------------
Preferred:|                     | Preferred:| ** 5,000,000     |    $.01
----------|---------------------|-----------|------------------|----------------
          |                     |           |                  |
--------------------------------------------------------------------------------

                * Preferred:    Series A Convertible Preferred 2,500 Shares
                                $0.1 par value
                                Series B Convertible Preferred 3,000 Shares
                                $0.1 par value
                                Series C Convertible Preferred 3,000 Shares
                                $0.1 par value
                                Series D Convertible Preferred 1.000 Shares
                                $0.1 par value

                **              Series A Convertible Preferred 2,500 Shares
                                $0.1 par value
                                Series B Convertible Preferred 3,000 Shares
                                $0.1 par value
                                Series C Convertible Preferred 3,000 Shares
                                $0.1 par value
                                Series D Convertible Preferred 1.000 Shares
                                $0.1 par value

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.


Later effective date: _________________________



SIGNED UNDER THE PENALTIES OF PERJURY, this 13th day of August, 1997,

            /s/ Mitchel Sayare
----------------------------------------------------------, *President,

            /s/ Kathleen A. Carroll
----------------------------------------------------------, *Assistant Clerk.


* Delete the inapplicable words.

                      THE COMMONWEALTH OF MASSACHUSETTS


                            ARTICLES OF AMENDMENT
                   (GENERAL LAWS, CHAPTER 156B, SECTION 72)


                        =============================


                I hereby approve the within Articles of Amendment and, the filing fee in the amount of $20,000.00 having been paid, said articles are deemed to have been filed with me this 22nd day of August, 1997.


                Effective date: ______________________________________




                                /s/ William Francis Galvin
                                --------------------------------------
                                WILLIAM FRANCIS GALVIN
                                Secretary of the Commonwealth





                        TO BE FILLED IN BY CORPORATION
                     PHOTOCOPY OF DOCUMENT TO BE SENT TO:

                     Anne T. Leland, Legal Assistant
                     Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center, Boston, MA 02111
                     (617) 542-6000